Exhibit 10.24

                        CO-OPERATION AND SALES AGREEMENT



This Co-operation and Sales Agreement (the "Agreement") made and entered as of this [ th ]day of July, 2001 by and between:

(1) Balantum Oy ("Newco"), a company organised and existing under the laws of Finland (Business ID 1646698-0) having its registered domicile in the City of Helsinki and its registered address at c/o Asianajotoimisto Waselius & Wist Oy, Etelaesplanadi 24 A, 00130 Helsinki, Finland;

(2) Aquamax (International) Holding B.V., ("Aquamax"), a company organised and existing under the laws of the Netherlands having its registered domicile in the City of Amsterdam and its registered address at Locatellikade 1, Parnassustoren, 1076 AZ Amsterdam, P.O. Box 7215, 1070 AE Amsterdam, the Netherlands; and

(3) Keeran Corporation N.V. ("Keeran"), a company organised and existing under the laws of the Netherlands Antilles having its registered domicile in the City of Willemstad and its registered address at World Trade Center Curacao, Unit BC.II.01-04, Piscadera Bay, Willemstad, Curacao, the Netherlands Antilles.

Aquamax and Keeran are collectively herein referred to as "AK".

WITNESSETH:

WHEREAS, Newco is the owner of the Newco Technology (as defined below);

WHEREAS, AK collectively is the rightful licensee of the Newco Technology within the field of use of applications of the Newco Technology that: (i) have as their sole purpose the desalination of seawater; and (ii) are not capable of processing more than 1,000 cubic meters of seawater per day;

WHEREAS, Newco and AK wish to set out the terms of co-operation relating to the utilisation of the Newco Technology, as well as the terms of the sale of heat exchanger and other polymeric components, as between Newco and AK, required for the manufacture of evaporators using the Newco Technology;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein set forth and agreed, Newco and AK agree as follows:

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1      DEFINITIONS

1.1 When used in this Agreement, unless expressly otherwise stated or evident from the context wherein appearing, the following terms shall have the following meanings:

       Agreement                  shall  have  the  meaning  set  forth  in  the
                                  preamble;

       EUR                        shall mean the currency of the European Union;

       License Agreement          shall mean the License  Agreement  between the
                                  Parties of July [ ], 2001;

       Newco                      Technology  shall mean the  patents  listed on
                                  Schedule   1  of   this   Agreement   and  any
                                  improvements to be made during the term of this Agreement, including any and all patents arising out of such improvements;

       Parties                    shall  mean  any  one  of  Newco,  Aquamax  or
                                  Keeran, as required by the context, and "Parties" shall mean Newco, Aquamax and Keeran;

       Product(s)                 shall  mean  the  object(s)  of the  sale  and
                                  purchase  included  but  not  limited  to heat
                                  exchanger  and other  polymeric  components as
                                  well  as  accessories   and  spare  parts  and
                                  eventually turn key evaporator equipment; and

       Rolling Forecasts          shall mean forecasts  provided by AK specified
                                  in Section 5 below.


1.2 The singular form of any term used shall include the plural and vice versa, and any reference to a numbered clause or to "hereto", "herein", "above" or "below" shall be a reference to the relevant parts or provisions of this Agreement.


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2      CO-OPERATION

2.1    Newco agrees to co-operate with AK as follows:

       (a) Newco shall offer for sale to AK, Products required by AK for the marketing, selling and manufacturing of evaporators using the Newco Technology on the terms and conditions set forth in this Agreement.
       (b) Newco shall, on a case by case basis, offer for sale to AK turn-key evaporators, if mutually and separately agreed between the Parties.
       (c)   Newco shall within its normal course of business  assist AK to keep the Newco Technology based technical capability up to date.
       (d)   Newco  shall keep AK  informed  about the valid  price list for the
             Products as well as the delivery times for such Products.

2.2    AK shall co-operate with Newco as follows:

       (a) AK shall, within its normal course of business, use its best efforts to optimise the sale, marketing and promotion of evaporators and other products utilising the Newco Technology.
       (b) AK shall offer for sale only evaporators and other products utilising the Newco Technology and undertakes not to sell or offer for sale any other products or evaporators in competition with the Newco Technology.
       (c) AK shall as of November 12, 2001 and subsequently every third month give Newco in writing a market feed-back, included but not limited to prices, technical aspects and competitors of the Products.

3      PRODUCTS

3.1 This Agreement shall apply to the Products listed and defined in Schedule 2 hereto. New Products may be added by amending Schedule 2 whenever agreed between the Parties in writing.

3.2 AK undertakes to purchase a yearly minimum amount of each Product as specified in Schedule 2 hereto, subject, however, to the following:

      (a) if the Products meet the requirements of AK's markets in a competitive way the AK is bound to such minimum amounts of each Product. If the yearly volume of AK's purchase orders for Product is smaller than the yearly minimum purchase volume set out in Schedule 2 hereto, Newco may cancel the exclusive rights.

      (b) if the Products do not meet the requirements of AK's markets in a competitive way, then AK is not bound to such yearly minimum purchase volume set out in Schedule 2 hereto and Newco may cancel the exclusive rights.



4      PRICES

4.1 Prices for the Products are provided in Schedule 2 hereto. All Prices are fixed but shall be levied with VAT to the extent applicable.

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4.2    Subject,  however,  to  Section  4.1 above,  Newco may at its  discretion adjust the prices every sixth month, the first time as of January 12, 2002.

4.3 All changes in Prices shall become effective upon agreement for all orders whether confirmed or not but not yet delivered by Newco.


5      FORECASTS

5.1 AK shall provide Newco with Rolling Forecasts for the Products once a year The first Rolling Forecast shall be provided by August 12, 2001.

5.2 The Parties acknowledge, that the Rolling Forecasts for the Products are forecasts provided by AK laying out a time-table for future deliveries. Newco and AK understand that such Rolling Forecasts for the Products are non-binding estimates based on AK's assumptions at the time.

6      ORDERING

6.1 AK shall place written orders for the Products by post, e-mail or facsimile. Newco shall forthwith send AK a written confirmation of the orders for the Products.

6.3 Purchase orders shall state and include at least the amount of Products to be delivered, the date of delivery and the delivery address.


7      TERMS OF DELIVERY AND PAYMENT

7.1 The Terms of Delivery for the Products shall be EXW [the relevant city to be decided case by case] (Incoterms 2000).

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7.2    Newco   undertakes   to  pack  the   Products   properly   to   withstand
       transportation and when applicable, as required and instructed by AK. Prices for the Products shall include the cost of packing and/or protection required to prevent the damage to the Products during transportation. Newco agrees to indemnify AK against any damage that the Products may suffer due to improper packing.

7.3 All payments by AK shall be made in EUR against an invoice from Newco. AK shall pay the Products within twenty-eight (28) days calculated from the date of Newco's invoice. The Parties shall separately agree on terms of payment securing the receivables of Newco

8      DELIVERY TIMES

8.1 K shall not be obliged to take the Products into its possession before the agreed date of delivery. Partial deliveries are not allowed, unless accepted by AK in writing prior to such delivery.

8.2 If Newco can not deliver the Products in accordance with the agreed delivery times, then Newco shall, as soon as Newco becomes aware of the delay or a possible or potential delay inform AK thereof in writing stating the reason for the delay and propose a new date for delivery, which shall not be unreasonably refused by AK.

8.3 In case of delay in delivery, Newco shall promptly take any and all necessary actions in order to identify the cause(s) for such delay as well as in order to prevent such delays from reoccurring.

9      COMPETITION

9.1 During the term of this Agreement AK shall not, without the prior written consent of Newco, directly or indirectly market, sell or offer for sale any products or evaporators not utilising the Newco Technology.

10     CONFIDENTIALITY

10.1 The Parties agree to keep strictly confidential and not to disclose to any third party any technical, economic, financial, marketing or other information relating to the Newco Technology, unless disclosure of such information is expressly permitted by this Agreement, approved to be disclosed by the Parties, or required to be disclosed by mandatory law, and then only to the extent necessary.

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10.2   The Parties agree that they shall not use any  information  obtained from each other for any purpose whatsoever except in a manner provided for by this Agreement or by separate agreement between the Parties.

10.3 The confidentiality obligation undertaken by the Parties pursuant hereto shall not apply to any such information obtained from a Party which is or becomes published or otherwise is generally available to the public except through wilful acts by the recipient thereof, and this confidentiality obligation, as so limited, shall survive the termination of this Agreement.

10.4 Any disclosure to a third party is to be preceded by consultations between the Parties as to timing, form and contents.

11     TERM AND TERMINATION

11.1 This Agreement shall upon the execution thereof by the Parties become effective as of the date and year first above written and shall continue in force and effect until the License Agreement between the Parties has expired.

11.2 Notwithstanding anything to the contrary herein, in case of material breach by a Party, this Agreement may by the non-defaulting Party be cancelled to terminate forthwith by notice of cancellation effective immediately upon receipt of such notice by the defaulting Party, if within sixty (60) days after notice of such breach the breach shall not have been corrected or remedied by the defaulting Party (save to the extent contested on justifiable grounds in good faith).

11.3   Should any of the following events occur, namely:

      (a) any Party becoming insolvent or having a receiver appointed for its assets or execution or distress levied upon its assets;

      (b) an order being made or a resolution being passed for winding-up, liquidation or merger of any Party (except where any such event is only for the purposes of amalgamation or reconstruction with another group company and the resultant company emerging is or agrees to be bound by the terms hereof);

       (c) any Party resolving to file for bankruptcy or administration proceedings, filing for such proceedings, or having filings for such proceedings made against it;

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             then the Party not so affected  may  terminate  this  Agreement  to expire forthwith by filing of a notice to such effect with the other Party.

12     WARRANTY

12.1 Newco warrants that the Products shall be new and unused, and free from all defects arising from inferior materials or faulty or inferior manufacturing or workmanship.

12.2 The warranty period shall be twelve (12) months assuming that the using circumstances follow the parameters given by Newco and it shall begin at the date of delivery of the respective Product, unless the Product is rejected or the date of delivery is postponed or rescheduled in accordance with Section 9 above.

12.3 In the event that any Product being found to be defect due to inferior materials or faulty or inferior manufacturing or workmanship, Newco's sole responsibility in consequence thereof shall be to repair or have repaired the relevant Product or to deliver a new similar Product in lieu of the faulty Product.


13     LIABILITY

13.1 AK agrees to indemnify Newco against and hold Newco harmless from any and all consequences of any and all claims, suits, actions or demands asserted against Newco directly from any liability claim made by third parties or end-users.


14     LIMITATION OF LIABILITY

14.1 In no event, however, shall the Parties' be liable to each other for any loss of profits, loss of business, loss of use or data, interruption of business, or for indirect or consequential damages of any kind, except, however, for any loss or damage caused by wilful conduct or gross negligence.


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15     INSURANCE

15.1 AK shall take out and maintain full and comprehensive insurance policies for professional indemnity and public liability hereunder and shall at Newco's cost notify the insurers of Newco's interest and cause such interest to be noted on the policies (if the policies so permit). AK shall supply promptly to Newco on request copies of such policies and evidence that the premiums on them have been paid.


16     CONFLICT OF DOCUMENTS

16.1 To the extent that this Agreement is in conflict with the License Agreement between the Parties, the License Agreement shall prevail. This Agreement shall be applied in conjunction with the License Agreement.


17     NOTICES

17.1 All notices, requests, demands or other communication to the Parties shall be deemed to have been duly given or made when delivered by mail, facsimile or otherwise demonstrably to the Party in question as follows:

       (a)   if to Newco:

             Balantum Oy
             C/O Asianajotoimisto Waselius and Wist Oy
             Etelqesplanad: 24 A
             00130 Helsinki
             Finland
             Facsimile: +358966895222
             Attention: CEO Juhani Kujala


       (b)   if to Aquamax:

             Aquamax Holding B.V.
             Locatellikade 1, Parnassustoren
             1076 AZ Amsterdam
             P.O. Box 7215, 1070 AE Amsterdam
             the Netherlands
             Facsimile: +3589228831
             Attention: Mr. Tauno Palatie


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       (c)   if to Keeran:

             Keeran Corporation N.V.
             World Trade Center Curacao,
             Unit BC.II.01-04, Piscadera Bay
             Willemstad, Curacao,
             the Netherlands Antilles
             Facsimile:  +3589228831
             Attention:  Mr. Tauno Palatie

       or to such other address as the respective Party hereafter may specify in writing to the other Parties.

17.2         Notices,   requests,   demands  or  other  communication  shall  be
             considered received when actually received.


18     FORCE MAJEURE

18.1 In the event of the Newco being unable to fulfil its obligations under this Agreement due to an event beyond Newco's control effectively preventing such fulfilment, such as (a) authority ruling or decision; (b) changed legislation; (c) act of God; (d) riot, strike, lock-out or other similar work conflict; (e) sudden destruction of relevant business means; or (f) other comparable event, then Newco shall be relieved from such obligation for the effective duration of the relevant event.

18.2         Upon the occurrence of a force majeure event, as defined in section
             18.1 above, Newco shall forthwith inform AK thereof, failing which Newco shall not have the right to refer to such force majeure event and shall not be relieved from the fulfilment of its obligations hereunder.

18.3 In case of a force majeure event, as defined in section 18.1 above, having existed for more than sixty (60) days on a continuous basis, AK shall have the right to terminate this Agreement to expire forthwith by the giving of written notice to such effect to Newco.

19     SCHEDULES INCORPORATED

19.1 Each Schedule to which reference is made herein and which is attached hereto shall be deemed to be incorporated in this Agreement by such reference.


20     HEADINGS

20.1 The headings of this Agreement are for convenience of reference only and shall not in any way limit or affect the meaning or interpretation of the provisions of this Agreement.


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21              ASSIGNMENT

21.1 This Agreement and the rights and obligations specified herein shall be binding upon and inure to the benefit of the Parties and shall not be assignable by any Party.

21.2 Newco may, however, assign this Agreement to a company belonging to the same group of companies as defined in the Companies Act of 1978.


22              INTEGRATION

22.1 This Agreement represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings relating thereto.


23              NO WAIVER

23.1 Failure by a Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect its right to enforce the same, and the waiver by a Party of any breach of any provision of this Agreement shall not be construed to be a waiver by such Party of any succeeding breach of such provision or waiver by such Party of any breach of any other provision hereof.


24     GOVERNING LAW

24.1 This Agreement shall be governed by and construed in accordance with the laws of Finland.


25     SETTLEMENT IN GOOD FAITH

25.1 In the event of any dispute concerning this Agreement or the interpretation of the same, it is hereby agreed that the Parties shall use their best endeavours to settle such disputes, without recourse to law, by means of negotiations in good faith under the spirit of fair treatment of one another, but should this not be found possible, then such disputes shall be referred to arbitration in accordance with section 26 below.

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26     ARBITRATION

26.1 Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Finnish Act on Arbitration Procedure. The arbitration tribunal shall consist of three arbitrators one of whom shall be appointed by the Newco and one (1) of whom shall be jointly appointed by the AK parties to the relevant dispute, controversy or claim. The arbitrators so appointed shall jointly appoint the third arbitrator to act as chairman. Unless a party has appointed its arbitrator or the arbitrators have failed to appoint the third arbitrator within twenty-one (21) days from being requested to appoint its arbitrator of from the date the second arbitrator was appointed, as the case may be, the relevant arbitrator shall be appointed by the Committee of Arbitration of the Central Chamber of Commerce of Finland. The place of arbitration shall be Helsinki and the arbitration proceedings shall be carried out in the English language.


27     AMENDMENTS

27.1 Any amendments to this Agreement shall be in writing and shall have no effect before signed by the duly authorised representatives of all the Parties.


28     PROVISIONS SEVERABLE

28.1 If any provision of this Agreement is held to be invalid or unenforceable such determination shall not invalidate any other provision of this Agreement; however, the Parties shall attempt, through negotiations in good faith, to replace any provision of this Agreement so held to be invalid or unenforceable. The failure of the Parties to reach agreement on a replacement provision shall not affect the validity of the remaining provisions of this Agreement.


29     PUBLICITY

29.1 ave as required by law, governmental decree, any applicable regulations or any official action, the contents of this Agreement shall remain secret indefinitely, unless explicitly otherwise agreed.


30     COUNTERPARTS

30.1         his   Agreement   has  been   executed  in  three  (3)   identical
             counterparts, one (1) for each Party.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.


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                                   Balantum Oy

                            /s/ Juhani Kujala
                            -------------------------




    Aquamax (International) Holding B.V.              Keeran Corporation N.V.


        /s/ Rainer Sjostrum                            /s/ Rainer Sjostrum
        -------------------------                     -------------------------


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                                   Schedule 1


                                     Patents


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                                  Schedule 2

The Minimum Purchasing target for AK is:

1. First 12 months period                   3 projects (either turn key or
                                              cartridges and other
                                              polymericcomponents

2. Second 12 months period                  6 projects (as under 1. above)


3. Third 12 months period                  10 projects (as under 1. above)


4. Fourth 12 months period                15 projects (as under 1. above)


5. Fifth 12 months period                  20 projects (as under 1. above)

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